UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 10, 2014

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-1839	COMMONWEALTH EDISON COMPANY (an Illinois corporation) 440 South LaSalle Street Chicago, Illinois 60605-1028 (312) 394-4321	36-0938600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On November 10, 2014, Commonwealth Edison Company (ComEd) issued $250 million aggregate principal amount of its First Mortgage 3.10% Bonds, Series 117, due November 1, 2024. See Item 2.03 below for a description of the Bonds and related agreements.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 10, 2014, ComEd issued $250 million aggregate principal amount of its First Mortgage 3.10% Bonds, Series 117, due November 1, 2024 (Bonds). The Bonds were issued pursuant to ComEd’s Mortgage dated July 1, 1923, as amended and supplemented by supplemental indentures, including the Supplemental Indenture dated August 1, 1944 (Mortgage) and the Supplemental Indenture dated as of October 28, 2014 (Supplemental Indenture). The Mortgage is a first mortgage on ComEd’s utility plant. The proceeds of the Bonds will be used by ComEd to repay a portion of ComEd’s outstanding commercial paper obligations and to fund other general corporate purposes. The Bonds were registered under the Securities Act of 1933, as amended, pursuant to ComEd’s Registration Statement on Form S-3 (Registration No. 333-196220-03), which was declared effective upon filing with the Securities and Exchange Commission (SEC) on May 23, 2014.

The Bonds carry an interest rate of 3.10% per annum, which is payable semi-annually on May 1 and November 1, commencing May 1, 2015. The Bonds are redeemable in whole or in part at ComEd’s option (i) at any time prior to August 1, 2024 at a redemption price equal to the greater of 100% of the principal amount to be redeemed or a “make-whole” redemption price calculated as provided in the Supplemental Indenture, plus accrued and unpaid interest up to but excluding the redemption date, and (ii) on or after August 1, 2024 at a redemption price equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest up to but excluding the redemption date. A copy of the Supplemental Indenture, which sets forth the terms of the Bonds, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

In connection with the issuance of the Bonds, Sidley Austin LLP provided ComEd with the legal opinion attached to this Current Report as Exhibit 5.1.

A copy of the Underwriting Agreement dated November 3, 2014 between ComEd and RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, is filed as Exhibit 1.1. to this Current Report. SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC have banking affiliates who are lending parties in ComEd’s revolving credit facility. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with ComEd and its affiliates. They have received customary fees and commissions for these transactions.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-196220-03, as noted below:

Exhibit No.	Registration Statement Exhibit No.	Description

1.1	1.2.1	Underwriting Agreement dated November 3, 2014 between ComEd and RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	4.18.1	Supplemental Indenture dated as of October 28, 2014 from ComEd to BNY Mellon Trust Company of Illinois, as trustee, and D.G. Donovan, as co-trustee

5.1	5.2.1	Opinion dated November 10, 2014 of Sidley Austin LLP

12.1	12.3.1	Statement regarding computation of the ratio of earnings to fixed charges for the nine months ended September 30, 2014

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) ComEd’s 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 22; (2) ComEd’s Third Quarter 2014 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors, (b) Part 1, Financial Information, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) Part I, Financial Information, ITEM 1. Financial Statements: Note 18; and (3) other factors discussed in filings with the Securities and Exchange Commission by ComEd. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. ComEd does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, ComEd has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH EDISON COMPANY

/s/ Joseph R. Trpik, Jr.
Joseph R. Trpik, Jr.
Senior Vice President, Chief Financial Officer and Treasurer
Commonwealth Edison Company

November 10, 2014

EXHIBIT INDEX

Exhibit No.	Registration Statement Exhibit No.	Description

1.1	1.2.1	Underwriting Agreement dated November 3, 2014 between ComEd and RBC Capital Markets, LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

4.1	4.18.1	Supplemental Indenture dated as of October 28, 2014 from ComEd to BNY Mellon Trust Company of Illinois, as trustee, and D.G. Donovan, as co-trustee

5.1	5.2.1	Opinion dated November 10, 2014 of Sidley Austin LLP

12.1	12.3.1	Statement regarding computation of the ratio of earnings to fixed charges for the nine months ended September 30, 2014